EFFECTIVE AUGUST 23RD, 2004

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2004

Wrap-N-Roll USA, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-29445	84-1432450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1056 East Platinum Way, Sandy, Utah		84094
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 576-1801

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On October 19, 2004, the registrant entered into a Stock Purchase Agreement (the “Agreement”) with Cliff Halling, a shareholder holding 94.7% of the common stock outstanding of the registrant prior to the consummation of the transactions associated with the Agreement, and Jeff D. Jenson, Rudie A. Bivens, and Daniel D. Drummond (collectively, the “Investors”).  Pursuant to the Agreement, Mr. Halling sold to the Investors 9,970,000 shares (the “Shares”) of the registrant’s common stock, which Shares represent approximately 94.5% of the outstanding common stock of the registrant.  Mr. Jenson purchased 3,323,334 of the Shares from Mr. Halling for $1,666.68, and paid in cash.  Mr. Bivens purchased 3,323,333 of the Shares from Mr. Halling for $1,666.66, and paid in cash.  Mr. Drummond purchased 3,323,333 of the Shares from Mr. Halling for $1,666.66, and paid in cash.  The per share sales price of the Shares was $0.0005015.  This amount per share was negotiated after the Investors assessed the value of the registrant, including the liabilities thereof.  Each of the Investors is a member of Tryant, LLC, a Delaware limited liability company.

Following the consummation of the transactions associated with the Agreement, of the common stock outstanding of the registrant, Mr. Halling owned less than one percent, Mr. Jenson owned 31.5%, Mr. Bivens owned 31.5%, and Mr. Drummond owned 31.5%.

In connection with the transactions associated with the Agreement, Mr. Halling took possession and ownership of a car and van previously owned by the registrant, and Mr. Halling assumed the loans associated with the car and van.

The Agreement contains a limitation on reverse splits of the common stock of the registrant.  Pursuant to this limitation, in any reverse split during the first 18 months following the first date of the registrant’s listing on either the Pink Sheets or the Over the Counter Big Board, Mr. Halling and the other existing shareholders will maintain an ownership position that is at least 14.5% relative to the position of the Investors, their successors, and/or assigns.  In addition, in no event shall Mr. Halling and the other existing shareholders (i.e., shareholders of the registrant immediately prior to the consummation of the Agreement) have fewer than 145,000 shares after said split(s).

Pursuant to the Agreement, the directors and executive officers of the registrant prior to the closing of the sale associated with the Agreement will designate the directors and executive officers nominated by the Investors to serve in their place and stead.

The Agreement contains customary representations and warranties of the registrant, Mr. Halling and the Investors, and is governed by the laws of the State of Delaware without regard to its conflict of law rules.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets.

Please refer to the disclosure set forth under Item 1.01 above.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.03 Material Modification to Rights of Security Holders.

Please refer to the disclosure set forth under Item 1.01 above.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant.

Please refer to the disclosure set forth under Item 1.01 above.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

2.1	Stock Purchase Agreement, dated October 19, 2004, by and among the registrant, Cliff Halling, Jeff D. Jenson, Rudie A. Bivens, and Daniel D. Drummond.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wrap-N-Roll USA, Inc.
(Registrant)

Date: October 25, 2004	/s/ Cliff Halling
Cliff Halling President